EXHIBIT 23.4

[Ryder Scott Letterhead]

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of the Gulf Coast Ultra Deep Royalty Trust (Registration Statement No. 333-185742) of our reports included therein or incorporated by reference therein and to all references to our firm in such Registration Statement, including the reference to our firm under the heading “Reserves.”

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

March 11, 2013